                                                                    Exhibit 3.11


                           CERTIFICATE OF AMENDMENT
              BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF


                           Ohio Sound & Music, Inc.
--------------------------------------------------------------------------------
                             (Name of Corporation)

              Carl J. Tippit                  , who is:
----------------------------------------------
[_] Chairman of the Board  [X] President [_] Vice President  (Please check one.)

and           Neil McGinness                  , who is:
   -------------------------------------------
     [X] Secretary        [_] Assistant Secretary  (Please check one.)

of the above named Ohio corporation organized for profit does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

[X] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on August 19, 1997 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitled them to exercise 100% of the voting power of the corporation.

[_] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

         See Attached



     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereunto subscribed their names this 10/th/ day of September, 1997.


By   /s/ Carl J. Tippit                      By   /s/ Neil McGinness
   -------------------------------------        --------------------------------
   (Chairman, President, Vice President)        (Secretary, Assistant Secretary)

NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES, TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.
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                                   ARTICLE I
                                   ---------



           The name of the Corporation shall be BUSINESS SOUND, INC.
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     IN WITNESS WHEREOF, this Amended and Restated Limited Liability Company
Agreement has been duly executed on the day and year first above written.


                              MUZAK HOLDINGS LLC


                              By: /s/ Royce Yudkoff
                                 --------------------------------
                                  Name:  Royce Yudkoff
                                  Title: Vice President